SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

                000-33417

  88-0451534

(State or other jurisdiction of

             (Commission File No.)

   (I.R.S. Employer Identification No.)

incorporation or organization)

7080 N. Whitney Avenue, Suite 101, Fresno, California 93720

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (888)  576-0320

N/A

(Former name or former address, if changed since last report)

Item 3.02

Unregistered Sales of Equity Securities.

On December 9, 2004 completed two transactions whereby it sold an aggregate of 60,000 shares of its Series C Convertible Preferred Stock to two unaffiliated individuals.  As a part of these transactions each purchaser also was issued an equal number shares of the Company’s Common Stock.  The Company received an aggregate consideration of $15,000 cash for these transactions.  A description of the conversion features of the Preferred Stock is set forth in Exhibit 3.1.6 to this Current Report on Form 8-K.  These issuances were exempt from registration pursuant  to  Section  4(2)  of the Securities Act of 1933, and the shareholders were  accredited.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2004, the Registrant filed with the Nevada Secretary of State a Certificate of Designation, designating 2,000,000 shares of its authorized, but unclassified, Preferred Stock as Series C Convertible Preferred Stock and setting forth the designations, preferences, limitations, restrictions and relative rights of such Preferred Stock.  The effective date for this action was December 7, 2004.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements.

None

(b)

Exhibits.

Exhibit

Number

Description

          3.1.6

Certificate of Designation of theCompany's Series C Convertible Preferred Stock, filed with Secretary of State of Nevada on December 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  December 13, 2004

EPIC FINANCIAL CORPORATION

By: /s/ Rodney R. Ray

Rodney R. Ray, President